Exhibit 99.1

Sky Harbour Announces Q2 Results; Opening of New Campus in Centennial Airport, Denver, CO; Updates on Leasing, Construction and Other Activities; Reiterates Prior Guidance for 2025

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide Home Base Operator (HBO) network of campuses for business aircraft, announced the release of its unaudited financial results for the three months ended June 30, 2025 on Form 10-Q. The Company also announced the filing of its unaudited financial results for the three months ended June 30, 2025 for Sky Harbour Capital (Obligated Group) with MSRB/EMMA. Please see the following links to access the filings:

SEC 10-Q:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001823587/000143774925026180/ysac20250630_10q.htm

MSRB/EMMA:

https://emma.msrb.org/P21953654-P21491522-P21943258.pdf

Financial Highlights on a Consolidated Basis include:

●	Constructed assets and construction in progress reached over $295 million at quarter end, an increase of $125 million year-over-year and $18 million as compared to the prior quarter.

●	Q2 2025 consolidated revenues increased 82% as compared to Q2 2024 and 18% as compared to the prior quarter.

●	Net cash used in operating activities was approximately $0.9 million for the quarter, a significant improvement from the $5 million used in prior quarter.

●	Strong liquidity and capital resources as of June 30th, 2025, with consolidated cash and US Treasuries totaling nearly $75 million.

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Reiterating our guidance of reaching operating cash-flow breakeven on a consolidated run-rate basis by year-end 2025, supported by the commencement of revenues from campuses in Phoenix, Denver, Dallas and Seattle.

Financial Highlights at Sky Harbour Capital (Obligated Group) include:

●	Q2 2025 Obligated Group Revenues increased approximately 20% as compared to the prior quarter.

●	Net cash from operating activities (positive) reached approximately $2.2 million in Q2 2025, a 117% increase from the prior quarter.

●	Cash and US Treasuries at the Obligated Group totaled $37 million as of June 30th, 2025.

Update on Site Acquisition

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Sky Harbour currently has campuses operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), San Jose Mineta International Airport (SJC), Camarillo Airport (CMA), Phoenix Deer Valley Airport (DVT), Dallas’s Addison Airport (ADS), Seattle’s King County International Airport – Boeing Field (BFI); one campus nearing construction completion at Denver’s Centennial Airport (APA); campuses in pre-development at Chicago Executive Airport (PWK), Sky Harbour’s first four New-York-metro area airports - Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), Trenton-Mercer Airport (TTN), and Stewart International Airport (SWF); Orlando Executive Airport (ORL), Dulles International Airport (IAD), Salt Lake City International Airport (SLC), and Portland-Hillsboro Airport (HIO).

●	We reiterate our prior guidance of five additional airport ground leases to be announced by the end of 2025, for a total portfolio of 23 airports by year end.

Update on Construction and Development Activities, Change in Development Leadership

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As reported on our monthly activity reports filed with MSRB/EMMA, and available on our website, Dallas Addison (ADS) achieved its first Certificates of Occupancy in Q2 and has commenced resident flight operations. Denver Centennial (APA) achieved its first Certificates of Occupancy last month and will commence resident flight operations in the coming weeks. Please see the following link for the last monthly construction report:

https://emma.msrb.org/P21941616-P21483179-P21934207.pdf

●	Miami Opa Locka (OPF) Phase 2 commenced construction in Q2 and is expected to be completed by Q2 2026.

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Outgoing COO, Will Whitesell, who led the Company’s construction division, has entered an amicable separation agreement with the Company and has assisted in an orderly transfer of his responsibilities. The Company is grateful for Will’s commitment and his contributions and wishes him much success in his future endeavors.

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Phil Amos, a 40-year veteran of the Pre-Engineered Metal Building (PEMB) industry, and co-founder of A&F Contractors, has joined Sky Harbour as Head of Construction and President of Sky Harbour’s newly-formed, wholly-owned development subsidiary, Ascend Aviation Services (“Ascend”). Ascend brings specialized airport construction-management and in-house General Contracting capabilities to Sky Harbour. Ascend is headquartered in Houston, TX, and staffed by veterans of the airport construction industry around the United States, including legacy members of the Sky Harbour development team. In addition to its construction management and general contracting functions, Ascend oversees the operations of Stratus Building Systems, Sky Harbour’s wholly-owned PEMB manufacturing subsidiary. Ascend and Stratus together constitute a vertically-integrated, specialized airport infrastructure developer. Mr. Amos, while at A&F, served as the general contractor for Sky Harbour’s first hangar campus at Sugar Land Regional Airport, which was delivered on time and under budget.

Update on Leasing Activities

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Stabilized campuses: The Company continues to enjoy higher-than-forecast revenue per square foot at its stabilized campuses. Revenue per square foot continues to grow as legacy hangar leases turn or are renewed.

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New campuses: The Company has executed the first six hangar leases at its new Denver, Dallas and Phoenix campuses, and is under LOI for additional leases. The Company expects to meet its revenue run-rate targets at the new campuses within six months.

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Pre-leasing: The Company has initiated a pilot project at two airports – Bradley International Airport (BDL) and Dulles International Airport (IAD) to pre-lease hangar space prior to construction commencement. The objective is to take advantage of growing awareness of the Sky Harbour HBO value proposition within the US Business Aviation industry to a) reduce lease-up times, b) better curate resident communities, and c) integrate customized resident improvements during construction (as opposed to retrofitting). Hangar leases have been executed at both airports at revenue rates that present an introductory pricing advantage to pre-lease residents while still delivering above-target per-square-foot revenue to the Company. Additional pre-leases are under LOI.

Update on Airport Operations

●	As of Q3, the Company is conducting flight operations at nine airports.

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Under the leadership of Marty Kretchman, Senior Vice President of Airports, the company has transitioned to a centralized operating model, featuring National Directors of Line Training; Facilities; and Ground Support Equipment (GSE).

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Surveys of current residents indicate that Sky Harbour’s HBO service offering has become a key differentiating component of the Sky Harbour value proposition. The Company plans to continue to invest in constant improvement in airfield operations, through selective recruiting, rigorous training, detailed and thoughtful operating procedures, and constant innovation in collaboration with Sky Harbour residents.

Update on Capital Formation

●	After several quarters of “dual tracking” the review of various debt funding alternatives and proposals, the Company has decided to pursue a tax-exempt bank debt facility in lieu of a bond issue.

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We are currently in advanced discussions with a major US financial institution for an expected five (5) year drawdown construction facility of $200 million, with an expected indicative interest rate of 80% of 3-month SOFR plus 200 basis points (~5.47% in the current market).

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Our debt financing plan is to fund the next 5-6 airport projects using this facility and internal equity. The Company expects to replace this facility with permanent tax-exempt bonds in the next 3-4 years. We expect to close the facility on or about August 28th. However, we can provide no assurance on exact terms or the timing of this facility.

Tal Keinan commented: “As Sky Harbour navigates the transition from a tactical team, emphasizing agility, innovation and flexibility, to a high-growth organization, increasingly embracing process, discipline and specialization, five constants will continue to guide our leadership: 1) Obsessive focus on the Resident, 2) Commitment to building long-term shareholder value, 3) Uncompromising pursuit of professional excellence, 4) Cost-efficiency, and 5) Individual ownership of results. We value the reputation we are building in business aviation and intend to continue building it for years to come.”

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including annualized revenue run rate per leased rentable square foot, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez